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Exhibit 99.(b)(2)

EXECUTION COPY

FIRST AMENDMENT

        FIRST AMENDMENT, dated as of December 22, 2000 (this "Amendment"), to the Credit Agreement, dated as of April 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Kinko's, Inc., a Delaware Corporation (the "Parent Borrower"), the Subsidiary Borrowers (as defined in the Credit Agreement and, together with the Parent Borrower, the "Borrowers"; individually, a "Borrower") the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders"), The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Bank of America, N.A., as syndication agent (in such capacity, the "Syndication Agent"), and Goldman Sachs Credit Partners L.P., as documentation agent (in such capacity, the "Documentation Agent").

W I T N E S S E T H:

        WHEREAS, the Parent Borrower wishes to acquire Kinkos.com by means of a merger;

        WHEREAS, the Parent Borrower will cause a wholly owned Subsidiary of the Parent Borrower (the "Merger Sub") to merge with Kinkos.com, (i) with Merger Sub or Kinkos.com to be the surviving corporation of such merger (the "Surviving Corporation"), and (ii) upon the consummation of such merger, the Surviving Corporation to be a wholly owned Subsidiary of the Parent Borrower; and

        WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendments on the terms and conditions contained herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

        1.    Definitions.    Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

        2.    Amendment to Subsection 1.1.    Subsection 1.1 of the Credit Agreement is hereby amended by deleting the final proviso from the definition of "Subsidiary".

        3.    Agreement by Parent Borrower.    The Parent Borrower hereby covenants and agrees that, promptly following the Amendment Effective Date (as hereinafter defined), it shall comply with the covenants in subsection 8.12(b) of the Credit Agreement with respect to the Surviving Corporation.

        4.    Authorization of Kinkos.com Merger.    The merger of Kinkos.com and Merger Sub in accordance with this Amendment shall be deemed permitted under subsection 8.5 of the Credit Agreement whether or not Kinkos.com is a Subsidiary immediately prior to such merger.

        5.    Conditions to Effectiveness.    The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

        (a)    Amendment.    The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and consented to by the Required Lenders.

        (b)    No Default.    No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date after giving effect to this Amendment.

        (c)    Merger of Kinkos.com.    Kinkos.com shall have been merged with a Subsidiary of the Parent Borrower and the Surviving Corporation shall be a wholly owned Subsidiary of the Parent Borrower.

        6.    Representations and Warranties.    In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Parent Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the representations and warranties of the Borrower contained in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (after giving effect hereto) as if made on and as of the Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Credit Agreement" in any Loan Document shall be and are deemed to mean the Credit Agreement as amended hereby.

        7.    Miscellaneous.

        (a)    Effective Date.    As used in this Amendment the term "Amendment Effective Date" shall mean the date on which all conditions precedent set forth in Section 5 hereof shall have been satisfied.

        (b)    Applicable Law and Jurisdiction.    This Amendment has been executed and delivered in New York, New York, and the rights and obligations of the parties hereto shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

        (c)    Counterparts.    This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        (d)    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the Borrowers and their successors and assigns, and upon the Administrative Agent and the Lenders and their successors and assigns. The execution and delivery of this Amendment by any Lender prior to the Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

        (e)    Continuing Effect.    Except as expressly amended hereby, the Credit Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the "Credit Agreement" in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

        (f)    Headings.    Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

KINKO'S, INC.
By:	Title:
THE CHASE MANHATTAN BANK, as Administrative Agent, Swing Line Lender, Issuing Lender and Lender
By:	Title:
BANK OF AMERICA, N.A., as Syndication Agent and Lender
By:	Title:
GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent and Lender
By:	Title:
THE SAKURA BANK, LIMITED, as a Lender
By:	Title:
THE INDUSTRIAL BANK OF JAPAN, LIMITED, as a Lender
By:	Title:
BANK ONE, NA, as a Lender
By:	Title:
By:	Title:

FIRST UNION NATIONAL BANK, as a Lender
By:	Title:
NATIONAL CITY BANK, as a Lender
By:	Title:
UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	Title:
FLEET NATIONAL BANK, as a Lender
By:	Title:
DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG, as a Lender
By:	Title:
By:	Title:
HSBC BANK USA, as a Lender
By:	Title:
THE BANK OF NOVA SCOTIA, as a Lender
By:	Title:
SANTA BARBARA BANK & TRUST, as a Lender
By:	Title:

WELLS FARGO BANK, N.A., as a Lender
By:	Title:
BANK OF HAWAII, as a Lender
By:	Title:
BANCA NAZIONALE DEL LAVORO S.P.A., NEW YORK BRANCH, as a Lender
By:	Title:
By:	Title:
BANQUE NATIONALE DE PARIS, as a Lender
By:	Title:
By:	Title:

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  Exhibit 99.(b)(2) EXECUTION COPY
FIRST AMENDMENT
W I T N E S S E T H